UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

__________________

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 18, 2012

__________________

Lyris, Inc.
(Exact name of registrant as specified in its charter)

Delaware	333-82154	01-0579490
(State or other	(Commission File Number)	(I.R.S. Employer
jurisdiction of incorporation)		Identification Number)

6401 Hollis St., Suite 125
Emeryville, CA		94608
(Address of principal		(Zip code)
executive offices)

Registrant's telephone number, including area code: (800) 768-2929

Not Applicable
(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Amendment of Loan and Security Agreement

     On April 18, 2012 Lyris, Inc. (“Company”) and its wholly owned subsidiaries, Lyris Technologies, Inc. and Commodore Resources (Nevada), Inc. (each a “Borrower” and collectively, the “Borrowers”), entered into the Ninth Amendment to Amended and Restated Loan and Security Agreement (“Amendment”) with Comerica Bank (“Bank”). The Amendment revises the terms of the Amended and Restated Loan and Security Agreement (“Agreement”) by and among the Borrowers and Bank, dated as of March 6, 2008, as amended.

     The Amendment increased the Company’s revolving line of credit (“Revolving Line”) from $2,500,000 to $3,500,000. The amount available under the Revolving Line is limited by a borrowing base, which is 80% of the amount of the aggregate of the Borrowers’ accounts receivable, less certain exclusions. The Amendment adds to the borrowing base certain eligible foreign accounts receivable up to a limit of $350,000.

     The Amendment also extends the maturity of the Revolving Line and the Company’s second revolving line of credit of $2,500,000 (“Non-Formula Line,” and together with the Revolving Line, the “Revolving Lines”). The Revolving Lines mature on April 30, 2013.

     As previously disclosed, advances under the Revolving Lines will accrue interest at a variable rate calculated as the Bank’s prime rate plus a margin of 2.5% for the Revolving Line and the Bank’s prime rate plus a margin of 0.5% for the Non-Formula Line. Interest is payable monthly, and principal is payable upon maturity.

     The Amendment modifies the minimum EBITDA financial covenant and requires that the Company will maintain the following minimum amounts of EBITDA (measured on a trailing three months basis):

Measuring Period Ending	Minimum Trailing Three (3) Month
EBITDA
4/30/2012	$200,000
5/31/2012 through 11/30/2012	$50,000
12/31/2012 and thereafter	$250,000

     As previously disclosed, repayment of the Revolving Lines are secured by a security interest in substantially all of the assets of the Borrowers. In addition, Mr. William T. Comfort, III, the Company’s Chairman of the Board, guarantees the company’s repayment of indebtedness under the Non-Formula Line by that certain Limited Guaranty, dated as of August 31, 2011 (“Guaranty”). In connection with the Amendment, Mr. Comfort entered into an Amendment to and Affirmation of Secured Guaranty Documents dated as of April 18, 2012 with Bank (“Affirmation of Guaranty”) to consent to the entry by the Borrowers into the Amendment, affirm that the Guaranty will remain effective and to amend the limits of his liability under the Guaranty. Mr. Comfort’s liability under the Guaranty was amended to be limited to $2,500,000 with respect to advances made under the Non-Formula Line. Mr. Comfort also executed an Affirmation of Subordination Agreement dated April 18, 2012 (“Affirmation of Subordination”) to consent to the entry by the Borrowers into the Amendment and to affirm that certain Subordination Agreement by and among Bank, Company and Mr. Comfort dated August 31, 2011 will remain effective.

     The foregoing is qualified by reference to the Amendment, the Affirmation of Guaranty and the Affirmation of Subordination, copies of which are included as Exhibits 99.1, 99.2 and 99.3, respectively, to this report and incorporated by reference herein.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

(a) The information set forth under Item 1.01, “Entry into a Material Definitive Agreement,” is incorporated herein by reference.

Item 9.01		Financial Statements and Exhibits.

	(d)	Exhibits.

99.1		Ninth Amendment to Amended and Restated Loan and Security Agreement by and among Comerica Bank, Lyris, Inc., Lyris Technologies, Inc and Commodore Resources (Nevada), Inc., dated as of April 18, 2012.

99.2		Amendment to and Affirmation of Secured Guaranty Documents by and between Comerica Bank and William T. Comfort, III, dated as of April 18, 2012.

99.3		Affirmation of Subordination Agreement by William T. Comfort, III, dated as of August April 18, 2012

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lyris, Inc.

		By:	/s/ Wolfgang Maasberg
		Name:	Wolfgang Maasberg
		Title:	Chief Executive Officer

Date:	April 24, 2012